Exhibit 99.1

Vislink Reports First Quarter 2021 Financial Results

HACKETTSTOWN, NJ — May 17, 2021 — Vislink (“the “Company”) (Nasdaq: VISL), a global technology leader in the collection, delivery and management of high quality live video and associated data, reported financial results for the quarter ended March 31, 2021. Company management will host a live webcast on Tuesday, May 18, 2021 at approximately 9:00 a.m. ET to review the Company’s financial and operating results and provide a general business update (see webcast details below).

Q1 2021 Business Update:

●	Officially launched Quantum IP-native wireless camera receiver, which provides high-reliability reception from wireless camera transmitters and creates more efficient workflows by incorporating IP connectivity at the heart of live video production.
●	Officially launched IP Link 3.0, a new ATSC 3.0 advanced studio-transmitter link system that can enable broadcasting service platforms to access new avenues for monetization.
●	Received an order as a partner with Technical Services Group (TSG) on a project valued at approximately $2.8 million to upgrade the statewide microwave distribution system for Alabama Public Television (APT). The project will deliver support for ATSC 3.0 transmission standards and will require an upgrade of 30 locations using Vislink bi-directional, high-speed IP components.
●	Received an order valued at over $4 million from the U.S. Department of Defense for the supply of handheld intelligence, surveillance and reconnaissance (ISR) receiver devices and accessories. This represents yet another order by the U.S. armed forces for ruggedized and lightweight receivers which are designed to display high-resolution, real-time video imagery transmitted by aerial platforms.
●	Announced latest contract in the Middle East with Asharq News, a Pan Arab 24/7 television network and dedicated digital platform that provides an Arabic-language variety of news and information.

Financial Update:

●	First quarter 2021 revenues were $4.1 million compared to $5.4 million in the first quarter of 2020.
●	Gross margins were 46% of revenue in the first quarter of 2021, compared to 47% of revenue in the first quarter of 2020.
●	In the first quarter of 2021, net loss was $2.7 million, or $(0.07) per share, compared to net loss of $4.4 million, or $(0.54) per share in the first quarter of 2020.
●	EBITDA (earnings before interest, taxes depreciation and amortization) for the three months ended March 31, 2021 was negative $2.4 million compared to negative $3.9 million for the three months ended March 31, 2020.
●	Ended the first quarter of 2021 with $60 million in cash and cash equivalents, compared to $5.2 million at December 31, 2020.

“In the first quarter of 2021, we started to realize revenue from projects that had been delayed or cancelled because of the COVID-19 pandemic,” said Carleton Miller, CEO of Vislink. “Among our notable wins was being selected as a project supplier to upgrade Alabama Public Television, where we will debut IP Link 3.0 in its first major deployment, as well as a U.S. Department of Defense order we received for our ruggedized and lightweight video communications equipment. We also launched the Quantum wireless camera receiver, which is in the process of shipping and is expected to be deployed at many tier-1 events this summer. Both products have healthy sales pipelines and will contribute to our plan to introduce more new products this year than we have in the last five.”

Mr. Miller continued, “Despite the lower revenues recorded in the first quarter, the significant cost and operational improvements we have executed resulted in a substantially narrower loss, while positioning us for better outcomes as business increases. Notably, we continue to see significantly higher quoting activity for new projects, as live in-person sports and entertainment events are reopening. As a sign of our business returning to normal, our bookings to date are higher than in all of 2020. As the vast majority of orders being placed are for delivery in the 2021 timeframe, this portends well for closing new business over the upcoming quarters.”

Mr. Miller concluded, “We are very encouraged that we see considerable opportunities to maximize revenues, regrow our business and deliver shareholder value during the rest of the year and beyond.”

Financial Results Webcast Details

On Tuesday, May 18, 2021, Vislink’s CEO, Carleton Miller, and CFO, Michael Bond, will host a webcast at approximately 9:00 a.m. ET to review the Company’s financial and operating results and provide a general business update. This webcast will be live at https://services.choruscall.com/mediaframe/webcast.html?webcastid=Nb09UYok. Investors will be able to submit questions during the webcast.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management, new product launches, expected contract values and expected market opportunities across the Company’s operating segments, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:
Phil Carlson
KCSA Strategic Communications
vislink@kcsa.com

Media Relations:
Anthony Feldman / Jenny Robles
KCSA Strategic Communications
vislink@kcsa.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2021	2020

Revenue, net	$4,090	$5,352
Cost of revenue and operating expenses
Cost of components and personnel	2,207	2,821
Inventory valuation adjustments	152	25
General and administrative expenses	3,647	6,200
Gain on lease termination	—	(21)
Research and development expenses	602	656
Amortization and depreciation	261	423
Total cost of revenue and operating expenses	6,869	10,104
Loss from operations	(2,779)	(4,752)
Other (expense) income
Changes in fair value of derivative liabilities	(78)	17
Gain on settlement of related party obligation	—	331
Gain on settlement of debt	194	—
Other income	1	—
Interest expense	(5)	(26)
Total other (expense) income	112	332

Net loss	$(2,667)	$(4,430)

Basic and diluted loss per share	$(0.07)	$(0.54)

Weighted average number of shares outstanding:
Basic and diluted	36,591	8,116

Comprehensive loss:
Net loss	$(2,667)	$(4,430)
Unrealized (loss) gain on currency translation adjustment	(43)	277
Comprehensive loss	$(2,710)	$(4,153)

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets
Cash	$59,877	$5,190
Accounts receivable, net	3,393	4,525
Inventories, net	8,253	5,986
Prepaid expenses and other current assets	1,262	814
Total current assets	72,785	16,515
Right of use assets, operating leases	1,023	1,077
Property and equipment, net	1,134	1,138
Intangible assets, net	1,711	1,921
Total assets	$76,653	$20,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,896	$4,104
Accrued expenses	2,267	2,340
Notes payable	—	25
Current portion of PPP loan	1,168	905
Operating lease obligations, current	481	475
Customer deposits and deferred revenue	1,806	975
Derivative liabilities	100	22
Total current liabilities	8,718	8,846
Long-term portion of PPP loan	—	263
Operating lease obligations, net of current portion	1,441	1,545
Total liabilities	10,159	10,654
Commitments and contingencies (See Note 9)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized at December 31, 2020 and 2019; -0- shares issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock – $0.00001 par value per share, 100,000,000 shares authorized, 45,652,249 and 21,382,290 shares issued and 45,649,590 and 21,379,631 outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	339,480	280,273
Accumulated other comprehensive income	105	148
Treasury stock, at cost – 2,659 shares at March 31, 2021 and December 31, 2020, respectively	(277)	(277)
Accumulated deficit	(272,814)	(270,147)
Total stockholders’ equity	66,494	9,997
Total liabilities and stockholders’ equity	$76,653	$20,651

Reconciliation of GAAP to Non-GAAP Metrics

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING MARCH 31, 2021
(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(2,667)
interest expense	(5)
Amortization and depreciation	261
EBITDA	$(2,401)